                                                                   EXHIBIT 10.29



[LOGO OF SILICON VALLEY BANK]

                          Amendment to Loan Agreement

Borrower:   Vitesse Semiconductor Corporation
Address:    741 Calle Plano
            Camarillo, California 93012

Date:       January 22, 1997

THIS AMENDMENT TO LOAN AGREEMENT is entered into between SILICON VALLEY BANK ("Silicon") and the borrower named above (the "Borrower").

   The Parties agree to amend the Loan and Security Agreement between them dated May 8, 1991, as amended by that Amendment to Loan Agreement dated May 8, 1991, as amended by that Amendment to Loan Agreement dated August 12, 1992, as amended by that Amendment to Loan Agreement dated December 28, 1992, as amended by that Amendment to Loan Agreement dated June 14, 1993, as amended by that Amendment to Loan Agreement dated December 10, 1993, as amended by that Amendment to Loan Agreement dated March 23, 1994, as amended by that Amendment to Loan Agreement dated December 13, 1994, and as amended by that Amendment to Loan Agreement dated January 2, 1996 (the "Loan Agreement"; unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined), as follows, effective as of the date of hereof:

   1. Deletion of Sections 1A and 1B. Sections 1A and 1B of the Loan Agreement are hereby deleted in their entirety.

   2. Modification to Section 2.2 of Loan Agreement. Section 2.2 of the Loan Agreement is hereby deleted and replaced with the following Section 2.2 and
Section 2.2A:

          2.2 Termination of Security Interest; Definition of Collateral. The Borrower's grant of a security interest in the Collateral under the original Loan Agreement is hereby deemed terminated and of no force and effect; and all references to the security interest or lien of Silicon in the Collateral as set forth in the Loan Agreement and related documents are deemed to be of no further force or effect. However, for definitional purposes only under this Agreement, the term "Collateral" as used herein shall mean all of the Borrower's interest in the types of property described below, whether now owned or hereafter acquired, and wherever located: (a) All accounts, contract rights, chattel paper, letters of credit, documents, securities, money, and instruments, and all other obligations now or in the future owing to the Borrower; (b) All inventory, goods, merchandise, materials, raw materials, work in process, finished goods, farm products, advertising, packaging and shipping materials, supplies, and all other tangible personal property which is held for sale or lease or furnished under contracts of service or consumed in the Borrower's business, and all warehouse receipts and other documents; and (c) All equipment, including without limitation all machinery, fixtures,

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

          trade fixtures, vehicles, furnishings, furniture, materials, tools, machine tools, office equipment, computers and peripheral devices, appliances, apparatus, parts, dies, and jigs; (d) All general intangibles including, but not limited to, deposit accounts, goodwill, names, trade names, trademarks and the goodwill of the business symbolized thereby, trade secrets, drawings, blueprints, customer lists, patents, patent applications, copyrights, security deposits, loan commitment fees, federal, state and local tax refunds and claims, all rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Silicon, all rights to purchase or sell real or personal property, all rights as a licensor or licensee of any kind, all royalties, licenses, processes, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability, property and other insurance), and all other rights, privileges and franchises of every kind; (e) All books and records, whether stored on computers or otherwise maintained; and (f) All substitutions, additions and accessions to any of the foregoing, and all products, proceeds and insurance proceeds of the foregoing, and all guaranties of and security for the foregoing; and all books and records relating to any of the foregoing."

     3. Schedule to Loan Agreement. The Schedule to Loan and Security Agreement is hereby deleted and replaced with the Schedule to Loan and Security Agreement attached hereto.

     4. Financial Conditions and Statements. Section 3.7 of the Loan Agreement is hereby deleted and replaced with the following:

          3.7 Financial Condition and Statements. All financial statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with generally accepted accounting principles and now and in the future will completely and accurately reflect the financial condition of the Borrower, at the times and for the periods therein stated. Since the last date covered by any such statement, there has been no material adverse change in the financial condition or business of the Borrower. The Borrower is now and will continue to be solvent. The Borrower will provide Silicon:
     (i) Within 5 days after the earlier of the date Borrower's 10-Q report is filed or is required to be filed with the Securities Exchange Commission, such 10-Q report, a quarterly financial statement prepared by the Borrower, and a Compliance Certificate in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of the Borrower, certifying that at the end of such quarter the Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth on the Schedule and such other information as Silicon shall reasonably request (the "Compliance Certificate") for the quarter then ended; and (ii) within 5 days after the earlier of the date Borrower's 10-K report is filed or is required to be filed with the Securities Exchange Commission, such 10-K report, and complete annual financial statements, certified by independent certified public accountants acceptable to Silicon.

     5. Fee. Borrower shall concurrently herewith pay to Silicon a fee in the amount of [*], which shall be in addition to all interest and to all other amounts payable hereunder, and which shall not be refundable.

                         [* Confidential information]

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

     6. Representations True. The Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

     7. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and the Borrower, and the other written documents and agreements between Silicon and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

  Borrower:                              Silicon:

  VITESSE SEMICONDUCTOR                  SILICON VALLEY BANK
  CORPORATION

  By /s/ [ILLEGIBLE SIGNATURE]           By /s/ [ILLEGIBLE SIGNATURE]
    ------------------------------         ------------------------------
           Vice President                Title      Vice President
                                              ---------------------------

  By /s/ [ILLEGIBLE SIGNATURE]
    ------------------------------
          Ass't Secretary

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

[LOGO OF SILICON VALLEY BANK]

                                  Schedule to

                                 Loan Agreement

Borrower:  Vitesse Semiconductor Corporation
Address:   741 Calle Plano
           Camarillo, California 93012

Date:      January 22, 1997

Credit Limit        An amount not to exceed $12,500,000.
(Section 1.1):

Letter of Credit    Silicon, in its reasonable discretion, will from time to
Sublimit            time during the term of this Agreement issue letters of
                    credit for the account of the Borrower ("Letters of Credit"), in an aggregate amount at any one time outstanding not to exceed $1,000,000, upon the request of the Borrower, provided that, on the date the Letters of Credit are to be issued, Borrower has available to it Loans in an amount equal to or greater than the face amount of the Letters of Credit to be issued. Prior to the issuance of any Letters of Credit, Borrower shall execute and deliver to Silicon
                    Applications for Letters of Credit and such other documentation as Silicon shall specify (the "Letter of Credit Documentation"). Fees for the Letters of Credit shall be as provided in the Letter of Credit Documentation.
                    Letters of Credit may have a maturity date up to twelve months beyond the Maturity Date in effect from time to time, provided that if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding
                    Letters of Credit issued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon, then on such date, Borrower shall provide to Silicon cash collateral in an amount equal to the face amount of all such Letters of Credit plus all interest, fees and costs due or to become due in connection therewith, to secure all of the Obligations relating to said Letters of Credit, pursuant to Silicon's then standard form cash pledge agreement.

                    The Credit Limit set forth above and the Loans available under this Agreement at any time shall be reduced by the face amount of Letters of Credit from time to time outstanding.

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

Foreign Exchange
Contract Sublimit  Up to $1,000,000 (the "Contract Limit") may be utilized for spot and future foreign exchange contracts (the "Exchange Contracts"). The Credit Limit available at any time shall be reduced by the following amounts (the "Foreign Exchange Reserve") on each day (the "Determination Date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two business days from the Determination Date, 20% of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two business days after the Determination Date, 100% of the gross amount of the Exchange Contracts. In lieu of the Foreign Exchange Reserve for 100% of the gross amount of any Exchange Contract, the Borrower may request that Silicon debit the Borrower's bank account with Silicon for such amount, provided Borrower has immediately available funds in such amount in its bank account.

                   Silicon may, in its discretion, terminate the Exchange Contracts at any time (a) that an Event of Default occurs or
                   (b) that there is not sufficient availability under the Credit Limit and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If either Silicon or Borrower terminates the Exchange Contracts, and without limitation of the FX Indemnity Provisions (as referred to below), Borrower agrees to reimburse Silicon for any and all fees, costs and expenses relating thereto or arising in connection therewith.

                   Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than $500,000 (the "Settlement Limit"), nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed the Contract Limit.

                   Notwithstanding the above, however, the amount which may be settled in any two (2) business day period may, in Silicon's sole discretion, be increased above the Settlement Limit up to, but in no event to exceed, the amount of the Contract Limit (the "Discretionary Settlement Amount") under either of the following circumstances (the "Discretionary Settlement Circumstances"):

                     (i) if there is sufficient availability under the Credit Limit in the amount of the Foreign Exchange Reserve as of each Determination Date, provided that Silicon in advance shall reserve the full amount of the Foreign Exchange Reserve against the Credit Limit; or

                     (ii) if there is insufficient availability under the Credit Limit as to settlements within any two (2) business day period if

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

                     Silicon is able to: (A) verify good funds overseas prior to crediting Borrower's deposit account with Silicon (in the case of Borrower's sale of foreign currency); or (B) debit Borrower's deposit account with Silicon prior to delivering foreign currency overseas (in the case of Borrower's purchase of foreign currency);

                  Provided that it is expressly understood that Silicon's
                  --------
                  willingness to adopt the Discretionary Settlement Amount is a matter of Silicon's sole discretion and the existence of the Discretionary Settlement Circumstances in no way means or implies that Silicon shall be obligated to permit the Borrower to exceed the Settlement Limit in any two business day period.

                  In the case of Borrower's purchase of foreign currency, Borrower in advance shall instruct Silicon upon settlement either to treat the settlement amount as an advance under the Credit Limit regarding the Revolving Loan Facility, or to debit Borrower's account for the amount settled.

                  The Borrower shall execute all standard form applications and agreements of Silicon in connection with the Exchange Contracts, and without limiting any of the terms of such applications and agreements, the Borrower will pay all standard fees and charges of Silicon in connection with the Exchange Contracts.

                  Without limiting any of the other terms of this Loan Agreement or any such standard form applications and agreements of Silicon, Borrower agrees to indemnify Silicon and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, attorneys' fees of counsel of Silicon's choice), of every nature and description, which it may sustain or incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated thereby (collectively referred to as the "FX Indemnity Provisions").

                  The Exchange Contracts shall have maturity dates no later than the Maturity Date, provided maturities dates later than the Maturity Date may be permitted in Silicon's discretion if, on the Maturity Date, for any Exchange Contracts remaining outstanding and having maturities after the Maturity Date, Borrower provides to Silicon cash collateral in an amount equal to the face amount of all such Exchange Contracts, plus all interest, fees and costs due or to become due in connection therewith, to secure all of the Obligations relating to said Exchange Contracts, pursuant to Silicon's then standard form cash pledge agreement.

Interest Rate
(Section 1.2):             A rate equal to the "Prime Rate" in effect from time
                           to time, calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon.
                           The interest rate applicable to the Obligations shall change on each date there is a change in the Prime
                           Rate.

Loan Fee
(Section 1.3):             Per the Amendment to Loan Agreement of even date.

Maturity Date
(Section 5.1):             January 5, 1998.

Prior Names of Borrower
(Section 3.2):             None

Trade Names of Borrower
(Section 3.2):             Vitesse, VSC

Other Locations and
Addresses (Section 3.3):   See Exhibit 1 hereto.

Material Adverse
Litigation (Section 3.10): None

Negative Covenants-        Without Silicon's prior written consent, Borrower may
Exceptions (Section 4.6):  do the following, provided that, after giving effect thereto, no Event of Default has occurred and no event has occurred which, with notice or passage of time or both, would constitute an Event of Default, and provided that the following are done in compliance with all applicable laws, rules and regulations: (i) repurchase shares of Borrower's stock pursuant to any employee stock purchase or benefit plan, provided that the total amount paid by Borrower for such stock does not exceed $500,000 in any fiscal year or (ii) make loans to, or guarantee indebtedness of, individuals in the usual and ordinary course of business, provided that the aggregate amount of any such loans or guaranties per individual shall not exceed $200,000.



Financial Covenants        Borrower shall at the end of each quarter comply with
(Section 4.1):             all of the following covenants:

   Quick Ratio:            Borrower shall maintain a ratio of Quick Assets to
                           current liabilities of not less than 2.00 to 1.

Tangible Net        Borrower shall maintain a tangible net worth of not less
Worth:              than $70,000,000 plus 50% of all net income (after taxes)
                                     ----
                    earned in each fiscal quarter ending after the date of this
                    Agreement (in no event shall this number be considered to be less than zero) plus 80% of the net proceeds received by the
                                    ----
                    Borrower of all equity offerings and other equity transactions of the Borrower on and after September 30, 1996.

Debt to Tangible    Borrower shall maintain a ratio of total liabilities to
Net Worth Ratio:    tangible net worth of not more than .75 to 1.

Definitions:        "Current assets" shall have the meaning ascribed to it in
                    accordance with generally accepted accounting principles
                    ("GAAP").

                    "Current liabilities" shall have the meaning ascribed to it in accordance with GAAP, except that deferred revenues shall not be included as a current liability.

                    "Tangible net worth" means the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding however (i) liabilities which may be converted to equity at the sole discretion of the Borrower, and (ii) all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

                    "Quick Assets" means cash on hand or on deposit in banks, readily marketable securities issued by the United States, readily marketable commercial paper rated "A-l" by Standard & Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

Subordinated Debt:  "Liabilities" for purposes of the foregoing covenants do not include (i) indebtedness which is subordinated to the indebtedness to Silicon under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon or (ii) the indebtedness of the Borrower to Vitesse Electronics Corporation, pursuant to the Asset Purchase Agreement between Borrower and Vitesse Electronics Corporation."

Other Covenants     Borrower shall at all times comply with all of the following
(Section 4.1):      additional covenants:

                    1. Banking Relationship. Borrower shall at all times maintain its primary banking relationship with Silicon.

                    2. [Reserved]

                    3. Indebtedness. Without limiting any of the foregoing terms or provisions of this Agreement, Borrower shall not in the future incur indebtedness for borrowed money, except for (i) indebtedness to Silicon, and (ii) financing relating to purchase money or lease transaction in connection with the Borrower's capital assets or lease of real estate assets.

                    4. Negative Pledge. Borrower shall not grant a security interest in any of its Collateral, whether presently owned or hereafter acquired, provided, however, Borrower may incur
                                           --------  -------
                    liens on capital equipment and leases of real property assets relating to the indebtedness incurred pursuant to Paragraph 3 set forth above entitled "Indebtedness".

                    5. No Material Adverse Change; Event of Default. Without limiting the Events of Default as set forth in the Loan Agreement, any material adverse change in the business, assets or prospects of Borrower after the date hereof shall constitute an Event of Default hereunder.


                      Borrower:

                                 VITESSE SEMICONDUCTOR CORPORATION

                                 By /s/ [ILLEGIBLE SIGNATURE]
                                   -------------------------------
                                           Vice President

                                 By /s/ [ILLEGIBLE SIGNATURE]
                                   -------------------------------
                                           Ass't Secretary

                      Silicon:

                                 SILICON VALLEY BANK

                                 By /s/ [ILLEGIBLE SIGNATURE]
                                   -------------------------------
                                           Vice President


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